EXHIBIT 99.1

PRESS RELEASE

ESCALADE ANNOUNCES FOURTH QUARTER AND FISCAL 2005 RESULTS

Wabash, IN (February 17, 2006) Escalade, Incorporated (NASDAQ: ESCA) disclosed that dduring 2005, its main priority was increasing profitability to reverse last year's decline that resulted from restructuring operations and asset write-downs. As a result, profits were up even though sales were down. Fourth quarter net income grew to $3,081,000, a 226% increase as compared to the year ago quarter and full year net income rose 53% to $11,942,000 or $0.91 per share versus $0.60 per share last year. Fourth Quarter net sales of $44,727,000 are disappointing and below expectations. Full year net sales of $185,617,000 are down 15% from the prior year. After tax cash flow, on the other hand, was quite strong as operations yielded $24,632,000 of which $11,538,000 was used for investments in new plant and facilities and an acquisition. The Company also paid down debt ($7,951,000), repurchased shares ($2,172,000), and paid a dividend ($1,961,000).

Net sales at Escalade Sports declined 23% to $28,670,000 pulling full year net sales down 15% to $120,996,000. Sales to Sears accounts for most of the decline, however, some of our game room products gave way to strong consumer purchases of electronic products in the Christmas Season. Net income declined 51% for the quarter and 31% for the year due almost entirely to the sales decline, but also affected by year end inventory clearance accruals. An intense focus has and will continue to be placed on customer diversification and additions, particularly in the specialty dealer channel. We believe we will be effective enough in 2006 to result in an increase of both net sales and income. Our new Reynosa Mexico manufacturing facility is nearing completion and is expected to contribute to both profitability and competitiveness in the latter half of 2006.

Net sales of Martin Yale's office and graphic products declined 16% for the quarter to $16,057,000 bringing full year net sales to $64,021,000, a 15% decline. The sales decrease for the quarter was more than expected and continues to be the result of product rationalization and discontinued business with customers that were unprofitable. Net income for the quarter and full year soared, reversing losses, as we began reaping the benefits of a two year effort to restructure and consolidate operations along with rationalizing the product line. The turnaround in European operations resulted in a lower effective tax rate further contributing to profitability. The outlook for 2006 is for relatively flat sales as anticipated small gains may be partially or wholly offset by products discontinued and phased out during 2005. Profitability should further increase as we realize more gains from prior restructuring and new products that have been introduced with higher margins.

Mr. Reed, President and CEO of Escalade stated: "Our balance sheet continues to be extremely strong and we continue to look for other means to further enhance shareholder value, including the continued review of acquisitions."

Escalade is a quality manufacturer and marketer of sporting goods and office/graphic arts products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Terry Frandsen Vice President and CFO at 260/569-7208 or C.W. (Bill) Reed, President and CEO at 260/569-7233.

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

                     ESCALADE, INCORPORATED AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME

               (Unaudited, In Thousands Except Per Share Amounts)

                                                  3 Months Ended                12 Months Ended
                                             --------------------------    --------------------------
                                             31 Dec 2005    25 Dec 2004    31 Dec 2005    25 Dec 2004
                                             -----------    -----------    -----------    -----------
NET SALES ................................   $    44,727    $    56,307    $   185,617    $   217,684

OPERATING  EXPENSES
      Cost of goods sold .................        30,666         40,010        130,021        158,391
      Selling and administrative .........         9,030         11,375         36,444         40,045
      Restructuring Costs ................          (631)           954           (631)         2,366
      Goodwill impairment loss ...........            --             --             --          1,312
                                             -----------    -----------    -----------    -----------

OPERATING INCOME .........................         5,662          3,968         19,783         15,570

OTHER INCOME (EXPENSE)
      Interest expense ...................          (357)          (345)        (1,482)        (1,772)
      Other income (expense) .............           283           (527)           915             19
                                             -----------    -----------    -----------    -----------

INCOME BEFORE INCOME TAXES ...............         5,588          3,096         19,216         13,817

PROVISION (BENEFIT) FOR INCOME TAXES .....         2,507          2,150          7,274          5,990
                                             -----------    -----------    -----------    -----------

NET INCOME ...............................   $     3,081    $       946    $    11,942    $     7,827
                                             ===========    ===========    ===========    ===========

PER SHARE DATA
      Basic earnings per share ...........   $      0.24    $      0.07    $      0.91    $      0.60
                                             ===========    ===========    ===========    ===========
      Diluted earnings per share .........   $      0.23    $      0.07    $      0.90    $      0.59
                                             ===========    ===========    ===========    ===========
      Average shares outstanding .........        12,997         13,031         13,055         12,980



CONSOLIDATED CONDENSED BALANCE SHEET

                            (Unaudited, In Thousands)

                                                     31 December 2005   25 December 2004
                                                     ----------------   ----------------
ASSETS
     Current assets ..............................   $         71,187   $         83,402
     Property, Plant & Equipment - net ...........             20,307             16,498
     Other assets ................................             16,645             16,925
     Goodwill ....................................             17,157             17,888
                                                     ----------------   ----------------
        Total ....................................   $        125,296   $        134,713
                                                     ================   ================

     Current liabilities .........................   $         30,867   $         47,606
     Other liabilities ...........................             19,836             17,129
     Stockholders' equity ........................             74,593             69,978
                                                     ----------------   ----------------
        Total ....................................   $        125,296   $        134,713
                                                     ================   ================


FORWARD LOOKING STATEMENTS


This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks, include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, Escalade's ability to successfully integrate the operations of acquired assets and businesses, new product development, the continuation and development of key customer and supplier relationships, Escalade's ability to control costs, general economic conditions, fluctuations in operating results, changes in the securities markets and other risks detailed from time to time in Escalade's filings with the Securities and Exchange Commission. Escalade's future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to update these forward-looking statements after the date of this report.

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